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                                                                   EXHIBIT 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Gart Sports Company on Form S-8 of our report dated March 18, 1997, on our audits of the consolidated balance sheets of Sportmart, Inc. as of February 2, 1997 and January 28, 1996, and on the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 2, 1997. We also consent to the references to our firm under the caption "Experts".




                                            COOPERS & LYBRAND L.L.P.



Chicago, Illinois
January 7, 1998